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                                                                EXHIBIT 10.2




                                   SIDE LETTER

                             (ON K-TEL LETTERHEAD)




Edel Music AG
Wichmammstrasse 4
22607 Hamburg
GERMANY


10 September 1999



Dear Sirs


K-TEL INTERNATIONAL (FINLAND) OY


We refer to the Share Sale Agreement to be entered into today between ourselves, you and K-Tel Entertainment (UK) Limited (the "Agreement").

We confirm that notwithstanding Clause 3.3 of the Agreement we are agreeable to receiving the entire purchase consideration of US $6,350,000 in cash and that we shall not be requiring you to issue any shares in Edel Music AG to ourselves as contemplated by that clause.

All other terms of the Agreement remain in full force and effect.

Yours faithfully


/s/ P. Kives


K-TEL ENTERTAINMENT INC.


/s/ EDEL MUSIC AG
-------------------------------

agreed and accepted


EDEL MUSIC AG